                                                                    EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of RTI International Metals, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on April 14, 2005 and as amended on the date hereof (the "Report"), I, Timothy G. Rupert, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:



          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                  /s/ TIMOTHY G. RUPERT
                                          --------------------------------------
                                                    Timothy G. Rupert
                                                 Chief Executive Officer


December 15, 2005



* This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.